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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 25, 2005
                                                  -------------------

                         DOCUMENT SECURITY SYSTEMS, INC.
                         -------------------------------
               (Exact name of Registrant as specified in charter)


        New York                       0-14621                   16-1229730
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(State or other jurisdic-            (Commission               (IRS Employer
 tion of incorporation)              File Number)            Identification No.)


First Federal Plaza, Suite 1525, 28 East Main Street, Rochester, New York  14614
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         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code            585-325-3610
                                                  ------------------------------


         (Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         Document Security Systems Inc. ("Document Security" or "DSS")has completed, effective February 25, 2005, the purchase of various legal ownership and economic interests in certain technology (patents and trade secrets) from 42 persons and entities (referred to as the "Interest Holders") who had purchased these interests in the technology from the original inventors of the technology, Ralph C. Wicker (deceased) and members of his family the Wicker Family. The technology related to these interests include patent rights and trade secrets in certain document anti-fraud and anti-counterfeiting technology. Document Security was a partial owner or licensee of the technology prior to the completion of the transaction

         Prior to completion of the transaction, there were approximately 49 interest holders (other than the Wicker Family) with varying degrees of ownership in the technology. Some Interest Holders held "net" rights, others held "gross" rights and others actual legal ownership and/or expansive licensing rights to the technology.

         Further, Document Security has entered into a definitive binding agreement with the Wicker Family which effectively provides that Document Security has obtained the legal ownership of the same technology (including patent ownership rights) previously held by the Wicker Family. The members of the Wicker Family executing the agreement were The Estate of Ralph Wicker, Mary Wicker, Thomas Wicker, David Wicker, Christine Wicker, Kenneth Wicker and Michael Caton. Thomas Wicker serves as an officer and director of Document Security, and his brother, David Wicker, is an officer of Document Security.

         The agreement with the Wicker Family provides that Document Security will retain 70% of the future economic benefit derived from the exploitation of the technology, which may include licensing or royalty rights, patent or other infringement suits or enforcement actions, and the Wicker Family will receive 30% of such economic benefit, on a gross basis. The Wicker Family may not enter into any new assignments or licenses with respect to the technology. The Wicker Family members did not receive any securities of Document Security.

         Document Security had sought to purchase these interests in order to centralize ownership of the technology, which Document Security believes will allow for more coordinated protection and enforcement of the technology rights, and allow for greater exploitation of the rights. Document Security was not able to reach an agreement with approximately 5 Interest Holders and is continuing negotiations with two additional Interest Holders. Any gross or net Interest Holder who does not or has not completed the transaction with Document Security will continue to have their rights under their original license agreements with the Wicker Family.

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         The "net" holders have no legal ownership in the technology. The net holders are entitled to receive "net profits" from the sale and licensing of the relevant technology. "Net profits" is generally defined in the net agreements as cash funds remaining after payment of reasonable operating expenses from monies received from the licensing of the Technology or Patents covered by the net agreements. All net royalty interest holders received 3,000 shares of DSS stock for every 1% net royalty interest owned (pro rated accordingly) in exchange for the surrender of all of their respective current rights, title, and interest in such net royalty interests. Document Security issued a total of 168,313 shares of its Common Stock for the exchange of interests with the net Interest Holders

         The "gross" holders have no legal ownership in the technology. The gross holders are entitled receive "gross profits" or "gross revenue" from the sale and licensing of the relevant technology. "Gross profits"or "gross revenue" is generally defined in the agreements as all income and consideration from all commercialization, sale, exchange, license, lease or other disposition of any right, title or interest of the technology, including royalties, license payments or purchase amounts. All gross royalty interest holders in respect of the technology received 5,000 shares of DSS stock for every 1% gross royalty interest owned (pro rated accordingly) in exchange for the surrender of all of their respective current rights, title, and interest in such gross royalty interests. Document Security issued a total of 22,147 shares of its Common Stock for the exchange of interests with the gross Interest Holders.

         There were also several individuals and entities which held legal or beneficial ownership in the technology (including United States and foreign patent ownership rights) (sometimes separately referred to as "Patent Owners") in addition to their "gross" or "net" interests, or had superior licensing rights to use the technology and future technology which might have been invented by DSS or the members of the Wicker family. These persons and entities received an aggregate of 392,646 shares of Common Stock of Document Security in exchange for their various rights.

         As part of the transactions, the Interest Holders agreed to a non-competition agreement. This non-competition agreement provides that the Interest Holders will not, for a period of two(2) years, compete with DSS in the business of anti-counterfeiting technology. The Wicker Family members agreed to a five year non-competition term.

         In total, Document Security issued an aggregate of 583,106 shares of its Common Stock for the rights of the Interest Holders who accepted the offer. The shares are "restricted securities" within the meaning of Rule 144 of the Securities Act of 1933. Document Security relied upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof in connection with the issuance of the securities. DSS had commenced the offer to the Interest Holders on January 26, 2005. The value of the shares of Common Stock was determined based upon the price of DSS' Common Stock on earlier of the date that the Interest Holder delivered his acceptance of the offer to DSS or February 15, 2005. Based upon the closing price of the shares of DSS Common Stock on the American Stock Exchange on February 15, 2005 ($7.25 per share), the total aggregate cost of the acquisition of the interests from the Interest Holders was approximately $4,228,000.

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         The securities issued to the Interest Holders are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, and the applicable state securities laws, pursuant to registration or exemption therefrom. Interest holders should be aware that they will be required to bear the financial risk of this investment for an indefinite period of time As restricted securities, the shares issued can only be sold after they have been registered for sale or under an exemption provide in the securities laws. The exemption under federal securities laws is Rule 144, under which restricted shares can be sold after one year from the date that they are purchased, subject to volume restrictions for one year. Commencing two years after the shares are purchased, there are no volume restrictions for persons who are not officers, directors or shareholders holding 10% or more of Document Security stock. The sales must be made in brokerage transactions. The volume limitation during the first year is an amount equal to the greater of 1% of outstanding common stock or the average volume for the 4 weeks prior to the sale, and these limitations are in effect for every three month period during the first year. A person who is a "non-affiliate" of DSS and who has held restricted securities for over two years is not subject to the aforesaid volume limitations as long as the other conditions of the rule are met.

         DSS has agreed to file a registration statement with the Securities and Exchange Commission on or before June 1, 2005 to register for resale 20% of the shares that were received by each Interest Holder.

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Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired

         None

(b)      Pro Forma Financial Statements

         None

(c)      Exhibits

         10.1 Form of Surrender and Assignment Agreement dated as of February 25, 2005 between Document Security Systems, Inc. and the Net Interest Holders.

         10.2 Form of Surrender and Assignment Agreement dated as of February 25, 2005 between Document Security Systems, Inc. and the Gross Interest Holders.



SIGNATURE

FORM 8-K OF DOCUMENT SECURITY SYSTEMS DATED FEBRUARY 25, 2005

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2005                   DOCUMENT SECURITY SYSTEMS, INC.

                                           (Registrant)

                                           By /s/ Patrick A. White
                                              --------------------
                                           Patrick A. White
                                           Chief Executive Officer

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